VIRTU FINANCIAL, INC. SECURITIES TRADING POLICY (adopted by the Board of Directors April 3, 2015) To Directors, Officers and Employees of Virtu Financial, Inc. and its subsidiaries (collectively, the “Company”): Attached is the Securities Trading Policy (the “Policy”) for directors, officers and employees of the Company, which has been adopted by the Board of Directors. Please read this Policy very carefully. All directors, officers and employees are subject to the blackout periods and pre-clearance procedures described in Parts V and VI of this Policy and should sign and return one copy of the Policy to Virtu Financial, Inc. at 900 Third Avenue, New York, NY 10022-1010; Attention: General Counsel. The Policy The Company’s common stock will be publicly traded following our initial public offering. The purchase or sale of, or other transactions in, publicly traded securities of the Company while you are aware of material nonpublic information, or the disclosure of material nonpublic information to others who then trade in publicly traded securities of the Company, is prohibited by U.S. federal securities laws. U.S. federal securities laws impose liability not only on persons who trade, or tip inside information to others who trade, but on companies and other controlling persons who fail to take reasonable steps to prevent insider trading by company employees. As a result, if we do not take active steps to adopt preventive policies and procedures covering securities trades by personnel (including service providers) of the Company, the consequences could be severe. In addition to responding to U.S. federal securities laws, we are adopting this Policy to avoid even the appearance of improper conduct on the part of anyone employed by or associated with the Company (not just so-called “insiders”). We have all worked hard over the years to establish our reputation for integrity and ethical conduct. We cannot afford to have that reputation damaged. In addition to the limitations on trading contained in this Policy, directors and officers of the Company are also subject to certain reporting requirements under Section 16 of the U.S. Securities Exchange Act of 1934 (the “Exchange Act”). In addition, any person who beneficially owns 5% or more of the Company’s Class A common stock is subject to certain reporting requirements under Section 13(d) of the Exchange Act. You should contact the Company’s General Counsel or his or her designee if you need further information with respect to these reporting obligations. The Consequences The U.S. Securities and Exchange Commission (the “SEC”) and the U.S. securities exchanges are extremely effective in detecting insider trading. The SEC and the U.S.

2 Department of Justice have prosecuted cases involving trading or tipping by employees at all levels of a business, trading or tipping by family members and friends, trading involving offshore accounts and trading involving only a small amount of stock. The consequences of insider trading violations can be severe: For individuals who trade on inside information (or tip information to others): civil penalties of up to three times the profit gained or loss avoided; criminal fines (no matter how small the profit); and jail terms. For a company (as well as possibly any supervisory person) that fails to take appropriate steps to prevent illegal trading, civil and criminal penalties. Moreover, if any employee violates this Policy, Company-imposed sanctions, including dismissal for misconduct or cause, could result. Needless to say, any of the above consequences, even an investigation by the SEC that does not result in prosecution, can tarnish the reputation of the Company, its management and the person involved, and irreparably damage a career. If you have any questions, please feel free to contact the Company’s General Counsel at 900 Third Avenue, New York, NY 100122-1010 Once again, please read this material very carefully. Yours truly, Douglas A. Cifu Chief Executive Officer Enclosure

VIRTU FINANCIAL, INC. SECURITIES TRADING POLICY (adopted by the Board of Directors April 3, 2015) I. Purpose The purpose of this Securities Trading Policy is to describe the standards concerning the handling of non-public information relating to Virtu Financial, Inc. and its subsidiaries (the “Company”) and the buying and selling of securities of the Company. II. Persons Affected and Prohibited Transactions This Policy applies to directors, executive officers, other officers and employees of the Company. The same restrictions described in this Policy also apply to your spouse, minor children, anyone else living in your household, any family members who do not live in your household but whose transactions in Company securities are directed by you or are subject to your influence or control (such as parents or children who consult with you before they trade in Company securities), partnerships in which you are a general partner, trusts of which you are a trustee, estates of which you are an executor and investment funds or other similar vehicles with which you are affiliated (collectively “Related Parties”). You will be responsible for compliance with this Policy by your Related Parties. For purposes of this Policy, references to “trading” or to “transactions in securities of the Company” include purchases or sales of Company stock, bonds, options, puts and calls, derivative securities based on securities of the Company, gifts of Company securities, loans of Company securities, hedging transactions involving or referencing Company securities, contributions of Company securities to a trust, sales of Company stock acquired upon the exercise of stock options, broker-assisted cashless exercises of stock options, market sales to raise cash to fund the exercise of stock options and trades in Company stock made under an employee benefit plan, such as a 401(k) plan. III. Policy Statement If a director, officer or employee has material nonpublic information (as further discussed below) relating to the Company, it is our policy that neither that person nor any Related Party: may effect transactions in securities of the Company (other than pursuant to a pre-arranged trading plan that complies with Rule 10b5-1 (“Rule 10b5-1”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) as described in Part VII below) or engage in any other action to take advantage of that information,; may pass that information on to any person outside the Company or suggest or otherwise recommend that any such person outside the

2 2 Company effect a transaction in securities of the Company or engage in any other action to take advantage of that information; or assist anyone engaged in any of the above activities. This Policy will continue to apply after termination of employment to the extent that a former director, officer or employee is in possession of material nonpublic information at the time of termination. In such case, no transaction in securities of the Company may take place until the information becomes public or ceases to be material. This Policy also applies to information, obtained in the course of employment with, or by serving as a director of, the Company, relating to any other company, including: our customers, clients or suppliers, any entity with which we may be negotiating a major transaction or business combination, or any entity as to which we have an indirect or direct control relationship or a designee on the board of directors. No director, officer or employee may effect transactions in the securities of any such other company while in possession of material nonpublic information concerning such company that was obtained in the course of employment with the Company. Transactions that may be necessary or justifiable for independent reasons (such as the need to raise money for an emergency expenditure) are no exception. Even the appearance of an improper transaction must be avoided to preserve our reputation for adhering to the highest standards of conduct. Material Information. “Material information” is any information that a reasonable investor would consider important in a decision to effect a transaction in securities of the Company. In short, any information that could reasonably affect the price of such securities. Either positive or negative information may be material. Common examples of information that will frequently be regarded as material are: financial results; projections of future earnings or losses, or other guidance concerning earnings; the fact that earnings are inconsistent with consensus expectations; a pending or proposed merger, joint venture, acquisition or tender offer; a significant sale of assets or the disposition of a subsidiary or business unit; changes in dividend policies or the declaration of a stock split or the offering of additional securities;

3 3 pending or proposed changes in senior management or other key employees; significant new products or services; significant legal or regulatory exposure due to a pending or threatened lawsuit or investigation; impending bankruptcy or other financial liquidity problems; changes in legislation affecting our business; and the gain or loss of a substantial customer, client or supplier. 20-20 Hindsight. Remember, if your transaction in securities of the Company becomes the subject of scrutiny, it will be viewed after-the-fact with the benefit of hindsight. As a result, before engaging in any transaction you should carefully consider how regulators and others might view your transaction in hindsight. Tipping Information to Others. Whether the information is proprietary information about the Company or other information that could have an impact on the price of the Company’s securities, directors, officers and employees must not pass the information on to others. Penalties will apply whether or not you derive, or even intend to derive, any profit or other benefit from another’s actions. When Information is Public. You may not trade on the basis of material information that has not been broadly disclosed to the marketplace, such as through a press release or a filing with the U.S. Securities and Exchange Commission (the “SEC”), and the marketplace has had time to absorb the information. As a general rule, information should not be considered fully absorbed by the marketplace until the end of the second business day after the information is released. Thus, if information is released on a Monday, trading should not take place until Thursday. However, if the information in question is contained in a regular quarterly earnings release and the release is issued prior to the opening of the market on a given day, trading may take place on the second business day following the day of release. Transactions under Company Plans. Although this Policy does not generally apply to the exercise of employee stock options (other than cashless exercises as described below), it does apply to the sale of common stock received upon exercise. This Policy applies however to the sale as part of a broker-assisted cashless exercise of a stock option and the market sale for the purpose of raising cash to fund the exercise of an option. This Policy also applies to the following elections under a 401(k) plan (if and when the Company makes Company securities an investment alternative under our 401(k) plan): increasing or decreasing periodic contributions allocated to the purchase of Company securities; intra-plan transfers of an existing balance in or out of Company securities;

4 4 borrowing money against the account if the loan results in the liquidation of any portion of Company securities; and pre-paying a loan if the pre-payment results in allocation of the proceeds to Company securities. Confidentiality Obligations. The restrictions set forth in this Policy are designed to avoid misuse of material nonpublic information in violation of the securities laws. These restrictions are in addition to, and in no way alter, the general obligations that each director, officer and employee of the Company has to maintain the confidentiality of all confidential or proprietary information concerning the Company and its business, as well as any other confidential information, that may be learned in the course of service or employment with the Company. No such information is to be disclosed to any other person in the Company, unless that person has a clear need to know that information, and no such information may be disclosed to any third parties, except as required or otherwise contemplated by your function or position. IV. Additional Prohibited Transactions Because we believe it is improper and inappropriate for any person to engage in short- term or speculative transactions involving the Company’s securities, it is the policy of the Company that directors, officers and employees of the Company, and their Related Parties, are prohibited from engaging in any of the following activities with respect to securities of the Company: 1. Purchases of stock of the Company on margin. Although you may pledge Company securities as security for margin accounts, you are responsible for ensuring that foreclosure on any such account would not violate this Policy and you should be aware that sales of such securities could have securities law implications for you. 2. Short sales (i.e., selling stock you do not own and borrowing the shares to make delivery). The SEC effectively prohibits directors and officers from selling Company securities short. This Policy is simply expanding this prohibition to cover all employees. 3. Buying or selling puts, calls, options or other derivatives in respect of securities of the Company. Although the Company discourages speculative hedging transactions, the Company does permit long-term hedging transactions that are designed to protect an individual’s investment in Company securities (i.e., the hedge must be for at least six months and relate to stock or options held by the individual). If you wish to engage in any such transaction, you must pre-clear it in accordance with the pre-clearance procedures described in Part VI below (even if you are not one of the persons otherwise required to submit your transaction in Company securities to pre-clearance). Because these activities

5 5 raise issues under U.S. federal securities laws, any person intending to engage in permitted hedging transactions is strongly urged to consult legal counsel.1 V. Blackout Periods – For Directors, Executive Officers and All Employees The Company’s announcement of quarterly financial results has the potential to have a material impact on the market for the Company’s securities. Therefore, in order to avoid any appearance that its directors, officers, employees and other insiders are trading while aware of material nonpublic information, all directors, executive officers and all other personnel of the Company will be subject to blackouts on trading. The Company has established a “blackout period” on trading except for: (a) the period commencing on the second trading day after public announcement of the Company’s annual financial results and ending on and including the three week period after such public announcement and (b) the period commencing on the second trading day after public announcement of the Company’s quarterly financial results and ending on and including the three week period after such public announcement. In addition, directors and executive officers will be subject to a blackout period to the extent and during the periods as the General Counsel or his or her designee may direct, including as required by Section 306 of the Sarbanes- Oxley Act of 2002 or its implementing regulations. During the blackout period, the following persons and their Related Parties are prohibited from effecting transactions in securities of the Company (except as otherwise expressly provided below): directors and their secretaries and other assistants; executive officers, any other officer who has an obligation to file reports under Section 16 of the Exchange Act, and their secretaries and other assistants; employees; and any other person designated by the General Counsel or his or her designee. You should be aware that the blackout period described above may be modified by (or, with respect to any person, waived by) the Company at any time. In addition, the Company may from time to time determine that effecting transactions in securities of the Company is inappropriate at a time that is outside the blackout period and, accordingly, may notify you of additional blackout periods at any time. For example, a short blackout period may be imposed shortly before issuance of interim earnings guidance. Those subject to blackout period requirements will receive notice of any modification by the Company of the blackout period policy or of any additional prohibition on trading during 1 Note to Draft: Bans on all hedging transactions, standing and limit orders, and/or a mandatory holding period for any Virtu stock purchased may also be considered.

6 6 a non-blackout period. Persons subject to the blackout period restrictions who terminate their employment with the Company during the blackout period will remain subject to the restrictions until the end of such period. The prohibition described in this Part V shall not apply to gifts of Company securities and contributions of Company securities to a trust so long as the requirements of Part VI below are complied with. The General Counsel or his or her designee may, on a case-by- case basis, authorize effecting a transaction in Company securities during the blackout period if the person who wishes to effect such a transaction (i) has, at least two business days prior to the anticipated transaction date, notified the Company in writing of the circumstances and the amount and nature of the proposed transaction and (ii) has certified to the Company that he or she is not in possession of material nonpublic information concerning the Company. See Part VII below for the principles applicable to transactions under Rule 10b5-1 plans. VI. Pre-Clearance of Securities Transactions To provide assistance in preventing inadvertent violations of the law (which could result for example, from failure by directors and officers subject to reporting obligations under Section 16 of the Exchange Act) and avoiding even the appearance of an improper transaction (which could result, for example, where an officer engages in a trade while unaware of a pending major development), we are implementing the following procedure: All transactions in securities of the Company by the following persons and their Related Parties must be pre-cleared with the Company’s General Counsel or his or her designee: directors and their secretaries and other assistants; executive officers, any other officer who has an obligation to file reports under Section 16 of the Exchange Act, and their secretaries and other assistants; employees in the accounting, finance and legal departments; and any other person designated by the General Counsel or his or her designee. Persons subject to these restrictions should contact the General Counsel or his or her designee at least two business days (or such shorter period as the General Counsel or his or her designee may determine) in advance and may not effect any transaction subject to the pre-clearance request unless given clearance to do so, which clearance, if granted, will be valid only for three business days following the approval date. If a transaction for which clearance has been granted is not effected (i.e., the trade is not placed) within such three business day period, the transaction must again be pre-cleared.

7 7 To the extent that a material event or development affecting the Company remains nonpublic, persons subject to pre-clearance will not be given permission to effect transactions in securities of the Company. Such persons may not be informed of the reason why they may not trade. Any person that is made aware of the reason for an event-specific prohibition on trading should in no event disclose the reason for the prohibition to third parties and should avoid disclosing the existence of the prohibition, if possible. Caution should be exercised when telling a broker or other person who suggested a trade that the trade cannot be effected at the time. Note that the pre-clearance procedures may delay the disposition of any security after it is purchased. See Part VII below for the principles applicable to transactions under Rule 10b5-1 plans. VII. 10b5-1 Plans. The SEC has adopted a safe harbor rule, Rule 10b5-1, which provides a defense against insider trading liability for trades that are effected pursuant to a pre-arranged trading plan that meets specified conditions. The trading plan must be properly documented and all of the procedural conditions of the Rule must be satisfied to avoid liability. Rule 10b5-1 plans allow transactions for the account of an insider to occur during blackout periods or while the insider has material nonpublic information provided the insider has previously given instructions or other control to effect pre-planned transactions in securities of the Company to a third party. The insider must establish the plan at a time when he or she is not in possession of material nonpublic information and the insider may not exercise any subsequent influence over how, when or whether to effect transactions. In addition to other specified conditions, a Rule 10b5-1 plan would specify in writing in advance the amount and price of the securities to be sold and the date for the sale (or a formula for determining the amount, price and date) or would otherwise not permit the insider to exercise any subsequent influence over how, when or whether to effect the sales. After adopting a valid Rule 10b5-1 plan, the insider will have an affirmative defense that a sale under the plan was not made “on the basis of” material nonpublic information. The Company will treat the creation, modification or termination of a pre-planned trading program or arrangement established to meet the requirements of Rule 10b5-1 as a transaction subject to the blackout period rules set forth in Part V of this Policy. Transactions effected pursuant to a properly established Rule 10b5-1 plan however will not be subject to the blackout periods under Part V of this Policy. The Company will treat the creation, modification or termination of a pre-planned trading program or arrangement established to meet the requirements of Rule 10b5-1 as a transaction subject to pre-clearance under Part VI of this Policy at the time the plan is established, modified or terminated. Persons subject to the pre-clearance policy should coordinate any such plans or arrangements with the Company’s General Counsel or his or her designee. Even though each transaction effected under a Rule 10b5-1 plan does not

8 8 need to be pre-cleared, it nonetheless must be made in accordance with Rule 144 and must be reported on a Form 4 under Section 16 of the Exchange Act. VIII. Assistance Any person who has any questions about this Policy or about specific transactions may contact the Company’s General Counsel or his or her designee. Remember, however, that the ultimate responsibility for adhering to this Policy and avoiding improper transactions rests with you. In this regard, it is imperative that you use your best judgment and to ask before acting if you are unsure.

9 9 STATEMENT OF ACKNOWLEDGMENT You are being furnished two copies of this Policy. If you are a director, officer or employee who is subject to the black out and pre-clearance procedures described in Parts IV and V of this Policy, please sign one copy below and return it to Virtu Financial, Inc. at 900 Third Avenue, New York, NY 10022-1010, Attention: General Counsel. I have read and I understand the Virtu Financial, Inc. Securities Trading Policy, and I agree to comply with all of its requirements. I understand that failure to do so can result in termination of employment, among other penalties. Name: Print Above Signature: Date: